                                                             Exhibit EX-23.h.1.a

                                     FORM OF
                FUND ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                             AS AMENDED AND RESTATED

This Fund Administration and Transfer Agency Agreement (the "Agreement") is made as of May 1, 2007 and amended as of [_______________],  2007* between Nationwide
Mutual  Funds  (formerly,  Gartmore  Mutual  Funds)  (the  "Trust"),  a Delaware
statutory trust, and Nationwide Fund Management LLC (formerly, Gartmore Investor
Services, Inc.), a Delaware limited liability company ("NFM").

WHEREAS, the Trust operates as an open-end management  investment company and is registered under the Investment Company Act of 1940, as amended (the "Investment
Company Act"); and

WHEREAS,  the Trust previously  entered into a combined Fund  Administration and
Transfer Agency Agreement with Gartmore SA Capital Trust (now know as Nationwide
SA Capital  Trust  ("NSA")) as the  Administrator  and NFM as Transfer  Agent in
December 2003 (the  "Agreement")  which  Agreement has been further  amended and restated, most recently as of January 1, 2005;

WHEREAS,  the Trust,  NSA and NFM now desire to further  amend and  restate  the
Agreement  to: (1) have NFM assume all of NSA's fund  administration  duties and obligations under the Agreement  ("Administration  Services") whereupon NFM, the current  Transfer  Agent  will  also  serve as  Administrator  and  provide  the
Administration  Services  previously provided by NSA; and (2) to add monitoring, processing  and filing of proofs of claims to the  Administration  Services  NFM will  provide  under the  Agreement  including  authorizing  NFM to delegate its obligations  with  respect  thereto  to a third  party  and to  address  related liability limits and costs related thereto; and

WHEREAS,  the Trust desires to now retain NFM as  "Administrator" to provide the
Administration  Services  and as  "Transfer  Agent" to provide  Transfer  Agency
Services as  described  below with respect to certain of the series of the Trust
(the  "Funds"),  each of which are now, or may hereafter be, listed on Exhibit C to this Agreement, and NFM is willing to render such services;

NOW, THEREFORE,  in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1.   Appointment  of  Administrator  and Transfer Agent and Services and Duties.
     The Trust hereby appoints NFM as  administrator  of the Trust and the Funds
     (the  "Administrator")  on the  terms  and  conditions  set  forth  in this
     Agreement; and the Administrator hereby accepts such appointment and agrees to perform the services and duties set forth in Exhibit A of this Agreement in consideration of the compensation  provided for in Section 4 hereof. The services  listed on Exhibit A, along with any additional  services that the
     Administrator  shall agree in writing to perform  for the Trust  hereunder, shall  be  referred  to in this  Agreement  as  "Administration  Services."
     Administration Services shall not include any duties, functions or services to  be  performed  for  the  Trust  by  the  Trust's  investment  advisers, subadvisers or custodian  pursuant to their agreements with the Trust or by
     NFM as the transfer agent pursuant to this Agreement.

     The Trust hereby  appoints  NFM as the transfer  agent of the Trust and the
     Funds (the "Transfer  Agent") on the terms and conditions set forth in this
     Agreement,  and the Transfer  Agent hereby  accepts  such  appointment  and agrees to perform  the  services  and duties set forth in Exhibit B of this
     Agreement in consideration  of the  compensation  provided for in Section 4 hereof.  The  services  listed on  Exhibit  B,  along  with any  additional services that the Transfer  Agent shall agree in writing to perform for the
     Trust hereunder, shall be referred to in this Agreement as "Transfer Agency
     Services." Transfer Agency Services shall not include any duties, functions or  services  to be  performed  for the  Trust  by the  Trust's  investment advisers,  subadvisers or custodian  pursuant to their  agreements with the
     Trust or by NFM as the Administrator pursuant to this Agreement.

     Together the Administration Services and the Transfer Agency Services shall be referred to as the "Services" in this Agreement.

     When performing the Services to the Trust and the Funds, the  Administrator
     and the Transfer  Agent will each comply with the provisions of the Trust's
     Declaration of Trust,  Bylaws, Code of Ethics and Registration  Statements,
     will safeguard and promote the welfare of the Trust and the Funds, and will comply with the policies that the Trustees may from time to time reasonably determine,  provided  that  such  policies  are not in  conflict  with this
     Agreement,  the Trust's governing documents,  or any applicable statutes or regulations.

2.   Subcontracting.  The  Administrator  and  Transfer  Agent may,  at it's own
     expense,  subcontract with any entity or person concerning the provision of the Services;  provided,  however that the  Administrator or Transfer Agent shall not be relieved of any of its obligations under this Agreement by the
     appointment  of  such   subcontractor  and  provided   further,   that  the
     Administrator  and  Transfer  Agent  shall be  responsible,  to the  extent provided  in  sections  7  and  8,  respectively,  for  all  acts  of  such subcontractor  as if such  acts  were its own  including  any  payment  for services provided by subcontractor.

     Notwithstanding the foregoing,  to the extent the Administrator  desires to subcontract  to any  entity or  person  all or a  portion  of the  Services referenced  in  paragraph r of Exhibit A, the fees,  expenses  and costs of such  subcontractor  shall be allocated  between (a) the  Administrator  or
     Transfer  Agent and (b) the Trust,  in  accordance  with the  provisions of paragraph r of Exhibit A,  provided  the  engagement  and  retention of the subcontractor  and the terms  thereof with respect to such  subcontractor's services  to the Trust are  approved  in  advance  of such  engagement  and retention by the Board of Trustees of the Trust or a Committee of the Board
     of  Trustees  of  the  Trust  with  delegated  authority  to  approve  such engagement and retention.

     Further,  to the extent the  Administrator  desires to  subcontract  to any entity or person the Services referenced in paragraph "s" of Exhibit A, all fees, expenses and costs of such subcontractor shall be borne by the Trust, in accordance  with the  provisions of paragraph "s" of Exhibit A, provided the  engagement  and retention of the  subcontractor  and the terms thereof with respect to such subcontractor's  services to the Trust are approved in advance of such  engagement  and  retention by the Board of Trustees of the
     Trust or a  Committee  of the Board of  Trustees  of the Trust  pursuant to delegated authority to approve such engagement and retention.

3.   Expenses.  The  Administrator  and Transfer Agent shall be responsible  for expenses  incurred in providing  the Services to the Trust,  including  the compensation  of the  Administrator's  and Transfer  Agent's  employees who serve as  officers of the Trust,  except as provided  for in Exhibit C, and except  to the  extent  such  expenses  are not  otherwise  required  to be reimbursed  or paid by the Trust in this  section 3 or Exhibit A. The Trust
     (or the Trust's investment  advisers pursuant to their respective  Advisory
     Agreements)  shall be  responsible  for all other  expenses  of the  Trust,
     including...without  limitation:  (i) investment  advisory and  subadvisory fees;  (ii) interest and taxes;  (iii)  brokerage  commissions,  short sale dividend  expenses and other costs in connection  with the purchase or sale of securities and other investment  instruments;  (iv) fees and expenses of the Trust's trustees,  other than those who are "interested persons" of the
     Administrator  or  investment  adviser  of the  Trust;  (v) legal and audit expenses; (vi) custodian fees and expenses; (vii) fees and expenses related to the registration  and  qualification of the Trust and the Trust's shares for distribution  under state and federal  securities laws; (viii) expenses of  printing  and  mailing  reports  and  notices  and  proxy  material  to beneficial shareholders of the Trust; (ix) all other expenses incidental to holding meetings of the Trust's shareholders, including proxy solicitations therefore;  (x) insurance  premiums for fidelity and other  coverage;  (xi)
     association  membership  dues;  (xii) the  allocable  portion  of the fees,
     expenses  and  costs  attributable  to  the  development,   implementation,
     preparation,  administration,  monitoring,  reviewing  and  testing  of the
     Trust's  compliance program under rule 38a-1 of the Investment Company Act, as more fully  described  in  paragraph  r of  Exhibit A;  (xiii) all fees, expenses and costs attributable to the monitoring, processing and filing of proofs  of  claims  on behalf of the  Trust,  as more  fully  described  in paragraph "s" of Exhibit A including the annual fee paid to any third party subcontractor;  and (xiv) such  nonrecurring or non routine expenses as may arise,  including those relating to actions,  suits or proceedings to which the Trust is a party and the legal  obligation  which the Trust may have to indemnify the Trust's trustees and officers with respect thereto.

4.   Compensation. For the Services provided, the Trust hereby agrees to pay and the  Administrator  and  Transfer  Agent  hereby  agrees  to accept as full compensation  for the services  rendered  hereunder  the fee listed for the
     Trust on Exhibit C. Such fees will be computed daily and payable monthly at an annual rate based on a Fund's  average daily net assets and will be paid monthly as soon as practicable after the last day of each month.

     In case of termination of this Agreement during any month, the fee for that month  shall be  reduced  proportionately  on the  basis of the  number  of business  days during which it is in effect,  and the fee computed upon the average net assets for the business days it is so in effect for that month.

5.   Anti-Money  Laundering Program ("AML Program").  The Trust and the Transfer
     Agent have each adopted and  implemented  anti-money  laundering  policies, procedures  and  controls  that  comply and will  continue to comply in all
     respects  with  the   requirements   of  anti-money   laundering  laws  and
     regulations  applicable to investment companies.  Each of the Trust and the
     Transfer  Agent will at all times  during its  relationship  with the other party strictly  adhere to its respective  anti-money  laundering  policies, procedures and controls.

     a.   Anti-Money  Laundering Policies.  Each of the Trust and Transfer Agent
          hereby  represents  and  warrants  that it has  anti-money  laundering policies,  and procedures that are in compliance  with federal,  state and local laws and regulations applicable to investment companies,  as may be amended from time to time. Each of the Trust and Transfer Agent hereby represents and warrants that it: 1) has a designated compliance officer  responsible  for  administering  and enforcing its anti-money laundering program; 2) will provide on-going training to its employees in its  anti-money  laundering  policies and procedures and applicable anti-money  laundering laws; 3) will periodically audit its anti-money laundering  program and 4) will  consent to fully  cooperate  with any federal examiner for the purposes of obtaining records and information related to the AML Program for the Trust.

     b.   Account Opening Procedures.  To the extent the Transfer Agent receives and processes  account  applications for the Trust, the Transfer Agent shall ensure each customer (as defined  under 31 CFRss.  103.131(a)(2)
          ("Customer")  who is seeking to open an "account" (as defined under 31
          CFRss.  103.131(a)(1)  ("Account") provides the required data elements listed under 31 CFRss.103.131(b)(2)(i)  ("Identification Data"), prior to opening an Account for a Customer. In addition,  the Transfer Agent shall ensure that each Customer  receives the notice required under 31
          CFRss. 103.131(b)(5) prior to opening the Customer's Account.

     c.   Due  Diligence.  To the extent that the  Transfer  Agent  receives and processes account applications,  the Transfer Agent, using documentary
          and   non-documentary   methods   to   verify   some  or  all  of  the
          Identification  Data, shall, to the extent reasonable and practicable, verify the  identities  of, and  conduct  due  diligence  (and,  where appropriate,  enhanced due  diligence)  with regard to, all  Customers seeking to open an Account and, where applicable based on a reasonable risk-based assessment, the principal beneficial owners on whose behalf a Customer  is  seeking to open an  Account,  in  accordance  with the
          Transfer  Agent's  anti-money  laundering  policies,   procedures  and
          controls,  and this  Agreement.  Such  methods must allow the Transfer
          Agent to form a reasonable  belief that it knows the true  identity of the Customer  within a reasonable time frame after opening the Account for the Customer.  In the event that the Transfer Agent cannot, within a reasonable  period after  opening an Account for a Customer,  verify the identity of the  Customer or cannot form a reasonable  belief that it knows the true  identity of the Customer,  the Transfer  Agent will promptly  notify the Trust and the  Anti-Money  Laundering  Compliance
          Officer of the Trust.

     d.   Anti-Money  Laundering  Records. To the extent that the Transfer Agent receives and processes account  applications,  the Transfer Agent will hold all identifying  information of each Customer  seeking to open an
          Account  and,  where  applicable  based  on  a  reasonable  risk-based assessment,  the  beneficial  owners  on whose  behalf a  Customer  is seeking to open an Account,  in accordance  with the Transfer  Agent's anti-money  laundering  policies,  procedures  and controls,  and this
          Agreement,  and  maintain  such  information  for at least  five years following an investor's final redemption from a Fund. In addition, the
          Transfer  Agent will create and  maintain:  (i) a  description  of any
          document  relied  on  to  verify  the  Identification   Data;  (ii)  a
          description of the methods used and the results of such  verification;
          and  (iii)  a  description  of  the  resolution  of  any   substantive
          discrepancy  discovered  when  verifying  the  identity  of  any  such customer.  The Transfer Agent will maintain the information  listed in
          (i)-(iii)  for a period of five years after such record was made.  The
          Transfer  Agent shall  promptly make such  information  required under this sub-section d available to the Trust or federal regulatory or law enforcement agencies upon proper request without violating any privacy laws as described in Section 6.

     e.   Prohibited Customers.  The Transfer Agent will take all reasonable and practicable  steps to  ensure  that it does  not  accept  or  maintain investments  in any Fund,  either  directly  or  indirectly,  from the following  types of prohibited  investors  (collectively,  "Prohibited
          Investors"):

          1) A person or entity whose name appears on:

               (i) the  List  of  Specially  Designated  Nationals  and  Blocked
               Persons  maintained by the U.S.  Office of Foreign Assets Control
               ("OFAC")  and  any  other  prohibited  lists  determined  by such office;

               (ii) such other lists of  prohibited  persons and entities as may be mandated by applicable U.S. law or regulation; or

               (iii) such other lists of prohibited  persons and entities as may be provided to the Transfer Agent by the Trust;

          2) A foreign shell bank (i.e., a bank with no physical presence in any country) ("Foreign Shell Bank");

          3) An  offshore  bank  (i.e.,  a non-U.S.  bank that is  permitted  to conduct banking  activities  pursuant to a license issued by a foreign jurisdiction  that  as a  condition  of  the  license,  prohibits  the licensed entity from conducting  banking activity with the citizens or
          in  the  currency  of  the  jurisdiction   that  issued  the  license)
          ("Offshore Bank")

          4) A  person  or  entity  resident  in,  or whose  subscription  funds originate  from,  a  country  or  territory  that  appears  on a  list maintained  by the  Financial  Action  Task Force on Money  Laundering
          ("Non-Cooperative Jurisdiction"); or

          5) A person or entity who gives the  Transfer  Agent reason to believe that its subscription funds originate from, or are routed through,  an account  maintained at a Foreign  Shell Bank,  an offshore  bank, or a bank  organized  or  chartered  under  the  laws of a  Non-Cooperative
          Jurisdiction.

     f.   Notification. The Transfer Agent will immediately notify the Trust and the Anti-Money Laundering Compliance Officer of the Trust if it knows, or has reason to suspect,  that a prospective or existing investor, or the  principal  beneficial  owners on whose  behalf a  prospective  or existing investor has made or is attempting to make, an investment, is a Prohibited Investor.

     g.   Suspicious  Activity.  In consultation with the Anti-Money  Laundering
          Compliance  Officer of the  Trust,  and to the  extent  that  investor purchase and  redemption  orders are processed by the Transfer  Agent, the Transfer  Agent shall  develop and  implement  measures to monitor investor  activity in the Trust and will immediately  notify the Trust and the Anti-Money  Laundering  Compliance  Officer of the Trust if it
          becomes aware of any suspicious activity or pattern of activity or any activity that may require  further  review to determine  whether it is suspicious.

     h.   Survivability.  The provisions of this Anti-Money  Laundering  Section
          (Section 5) shall survive the termination of the Agreement.

6.   Privacy.  Nonpublic personal financial information relating to shareholders or  prospective  investors in the Funds provided by, or at the direction of the Trust to the  Administrator or Transfer Agent, or collected or retained by the  Administrator  or Transfer  Agent in the course of  performing  the
     Services, shall be considered confidential  information.  The Administrator or the  Transfer  Agent shall not give,  sell or in any way  transfer  such confidential  information to any person or entity, other than affiliates of the  Administrator and Transfer Agent or other Trust service providers that have a legitimate need for such information  except at the direction of the
     Trust or as required or permitted by law (including  applicable  Anti-Money
     Laundering laws). The Administrator and Transfer Agent represents, warrants and agrees that it has in place and will maintain physical,  electronic and
     procedural   safeguards   reasonably  designed  to  protect  the  security,
     confidentiality and integrity of, and to prevent  unauthorized access to or use of records and  information  relating to  shareholders  or  prospective investors in the Funds. The Trust represents to the  Administrator  and the
     Transfer  Agent  that the Trust  has  adopted a  statement  of its  privacy
     policies  and  practices  as  required  by  the   Securities  and  Exchange
     Commission's   Regulation   S-P  and  the  Trust   agrees  to  provide  the
     Administrator  and  the  Transfer  Agent  with a  copy  of  that  statement annually.

7.   Responsibility of Administrator.

     a.   The  Administrator  shall not be liable for any error of  judgment  or mistake  of law or for any loss  suffered  by the Trust in  connection with  the  matters  to which  this  Agreement  relates,  except a loss resulting  from willful  misfeasance,  bad faith or  negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.  Any person,  even though also an officer,  director,  partner,  employee or agent of the
          Administrator,  who may be or  become an  officer  or  trustee  of the
          Trust, shall be deemed, when rendering services to the Trust or acting on any  business  of the Trust  (other  than  services  or business in
          connection  with  the  duties  of  the  Administrator   hereunder)  in
          accordance with his  responsibilities  to the Trust as such officer or trustee,  to be rendering  such  services to or acting  solely for the
          Trust and not as an officer,  director,  partner, employee or agent or one under the control or direction of the  Administrator  even through paid by the Administrator.

     b.   The  Administrator  shall  be kept  indemnified  by the  Trust  and be without  liability  for  any  action  taken  or  thing  done  by it in performing the  Administration  Services in accordance  with the above standards;  provided,  however,  that the Trust will not indemnify the
          Administrator for the portion of any loss or claim caused, directly or indirectly, by the negligence, willful misfeasance or bad faith of the
          Administrator  or by the  Administrator's  reckless  disregard  of its duties and obligations  hereunder.  In order that the  indemnification provisions  contained in this Section 7 shall  apply,  however,  it is understood  that if in any case the Trust may be asked to indemnify or save the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent  facts  concerning the situation in question, and it is  further  understood  that  the  Administrator  will use all reasonable  care to identify and notify the Trust promptly  concerning any  situation  which  presents  or  appears  likely  to  present  the probability of such a claim for indemnification against the Trust. The
          Trust  shall have the option to defend the  Administrator  against any claim which may be the subject of this  indemnification.  In the event that the Trust so  elects,  it will so notify  the  Administrator  and thereupon the Trust shall take over complete defense of the claim, and the Administrator shall in such situation initiate no further legal or other  expenses  for which it shall  seek  indemnification  under this
          Section.  The Administrator shall in no case confess any claim or make any  compromise  or  settlement in any case in which the Trust will be asked to indemnify the  Administrator  except with the Trust's written consent.

     c.   Notwithstanding the foregoing  provisions in this Section 7, the Trust
          and  the   Administrator   agree:   (1)  that  the  liability  of  the
          Administrator  to the Trust with respect to the Services  described in paragraph "s" of Exhibit A shall be limited, and shall never exceed, a maximum  of the  then-current  annual  fee  paid to such  third  party subcontractor  retained by Administrator upon approval of the Board of the Trust in connection with such  subcontractor's  performance of the
          Services  described  in  paragraph  "s" of Exhibit  A,  whether or not language governing the limitations of the liability of the third party subcontractor  to the  Administrator  is  contained  in any  agreement between Administrator and the third party subcontractor providing such services;  and (2)  the  Administrator  shall  pay  over to the  Trust amounts it receives in damages from such third party service  provider up to the  amount of the  contractual  fee the Trust  bears  under the
          Administrator's  agreement  with such third  party  service  provider;
          provided that, the  Administrator and the Trust agree that any amounts in damages the  Administrator  receives  from such third party service provider  in  excess  of the  amount  of the  contractual  fee  may be retained by the Administrator and not paid over to the Trust.

8.   Responsibility of Transfer Agent.

     a.   The  Transfer  Agent  shall not be liable for any error of judgment or mistake  of law or for any loss  suffered  by the Trust in  connection with  the  matters  to which  this  Agreement  relates,  except a loss resulting  from willful  misfeasance,  bad faith or  negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.  Any person,  even though also an officer,  director,  partner,  employee or agent of the
          Transfer  Agent,  who may be or become an  officer  or  trustee of the
          Trust, shall be deemed, when rendering services to the Trust or acting on any  business  of the Trust  (other  than  services  or business in connection  with  the  duties  of the  Transfer  Agent  hereunder)  in accordance with his  responsibilities  to the Trust as such officer or trustee,  to be rendering  such  services to or acting  solely for the
          Trust and not as an officer,  director,  partner, employee or agent or one under the control or direction of the Transfer  Agent even through paid by the Transfer Agent.

     b.   The  Transfer  Agent  shall be kept  indemnified  by the  Trust and be without  liability  for  any  action  taken  or  thing  done  by it in performing the Transfer  Agency  Services in accordance with the above standards;  provided,  however,  that the Trust will not indemnify the
          Transfer  Agent for the portion of any loss or claim caused,  directly or indirectly, by the negligence,  willful misfeasance or bad faith of the Transfer Agent or by the Transfer  Agent's  reckless  disregard of
          its   duties   and   obligations   hereunder.   In   order   that  the
          indemnification  provisions  contained  in this Section 5 shall apply, however,  it is understood  that if in any case the Trust may be asked to indemnify or save the Transfer Agent  harmless,  the Trust shall be fully and  promptly  advised of all  pertinent  facts  concerning  the situation in question,  and it is further understood that the Transfer
          Agent will use all  reasonable  care to identify  and notify the Trust promptly  concerning any situation which presents or appears likely to present the  probability of such a claim for  indemnification  against the Trust.  The Trust  shall  have the  option to defend the  Transfer
          Agent   against   any  claim   which  may  be  the   subject  of  this
          indemnification.  In the event  that the Trust so  elects,  it will so notify the  Transfer  Agent and  thereupon  the Trust  shall take over complete  defense of the claim,  and the Transfer  Agent shall in such situation  initiate no further  legal or other  expenses  for which it shall seek  indemnification  under this  Section.  The Transfer  Agent shall  in no  case  confess  any  claim  or  make  any  compromise  or settlement  in any case in which the Trust will be asked to  indemnify the Transfer Agent except with the Trust's written consent.

9.   Duration and Termination.

     a.   This  Agreement  shall become  effective as of the date first  written above. The Agreement may be terminated at any time, without payment of any penalty,  by either party upon 90 days' advance  written notice to the other party. The Agreement may also be terminated immediately upon written notice to the other party in the event of a material breach of any provision of this Agreement by such other party.

     b.   Upon the  termination  of this  Agreement,  the Trust shall pay to the
          Administrator  and Transfer Agent such  compensation as may be payable prior to the effective date of such termination. In the event that the
          Trust designates a successor to any of the Administrator's or Transfer
          Agent's obligations hereunder, the Administrator and/or Transfer Agent shall,  at the direction of the Trust,  transfer to such successor all relevant  books,  records and other data  established or maintained by
          the   Administrator   or  the  Transfer   Agent  under  the  foregoing
          provisions.

10.  Amendment.  No  provision  of  this  Agreement  may  be  changed,   waived,
     discharged  or  terminated  orally,  but only by an  instrument  in writing signed by the party against  which an  enforcement  of the change,  waiver, discharge or termination is sought.

11.  Non-Exclusivity.  The  Services  provided  by  the  Administrator  and  the
     Transfer Agent under the Agreement are not deemed to be exclusive. Both the
     Administrator  and the Transfer  Agent are free to render such  services to others and to engage in any other business or activity.

12.  Notices.  Notices  of any kind to be given to the  Trust  hereunder  by the
     Administrator  or the Transfer  Agent shall be in writing and shall be duly given if delivered to the Trust at the following address:

                  Nationwide Mutual Funds
                  1200 River Road
                  Conshohocken, PA 19428
                  Attn: Legal Department

     Notices of any kind to be given to the Administrator hereunder by the Trust or the  Transfer  Agent  shall be in  writing  and  shall be duly  given if delivered to the Administrator at:

                  Nationwide Fund Management LLC
                  1200 River Road
                  Conshohocken, PA 19428
                  Attn:  Legal Department

     Notices  of any kind to be given to the  Transfer  Agent  hereunder  by the
     Trust or the  Administrator  shall be in writing and shall be duly given if delivered to the Transfer Agent at:

                  Nationwide Fund Management LLC
                  1200 River Road
                  Conshohocken, PA 19428
                  Attn:  Legal Department

13.  Miscellaneous.  The captions in this Agreement are included for convenience of  reference  only and in no way define or delimit  any of the  provisions hereof or otherwise affect their  construction or effect.  If any provision of this  Agreement  shall be held or made invalid by a court or  regulatory agency  decision,  statute,  rule  or  otherwise,  the  remainder  of  this
     Agreement  shall not be  affected  thereby.  Subject to the  provisions  of
     Sections 7 and 8, hereof,  this  Agreement  shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.
     This Agreement  shall be governed by and construed to be in accordance with substantive  laws of the State of Ohio  without  reference to choice of law principles  thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  instrument  to be executed by their officers  designated  below as of the day and year first above written.

                                       NATIONWIDE MUTUAL FUNDS

                                       By: _____________________________
                                       Name: John Grady
                                       Title: President

                                       NATIONWIDE FUND MANAGEMENT LLC

                                       By: ____________________________
                                       Name: Gerald J. Holland
                                       Title: SVP-COO

* As most recently approved at the June 13, 2007 Board Meeting.

                                    EXHIBIT A
                             NATIONWIDE MUTUAL FUNDS
                Fund Administration and Transfer Agency Agreement

                             Administration Services

As  Administrator,  and  subject to the  supervision  and control of the Trust's
Board of Trustees,  the Administrator will provide  facilities,  equipment,  and personnel to carry out the following administrative and fund accounting services for  operation  of the  business  and affairs of the Trust and each of the Funds covered by this Agreement:

a.   Prepare, file, and maintain the Trust's governing documents,  including the
     Declaration  of Trust,  the Bylaws,  minutes of  meetings  of Trustees  and shareholders;

b.   Prepare  for,  conduct  and  facilitate  shareholder  meetings  as  well as prepare,  file,  print and  distribute  proxy  statements  for  meetings of shareholders;

c.   Prepare  and  file on a  timely  basis  with the  Securities  and  Exchange
     Commission  and  the   appropriate   state   securities   authorities   the
     registration statements for the Trust, relating to the Funds and the Funds'
     shares,  and all  amendments  thereto,  the  Trust's  reports  pursuant  to
     Investment Company Act Rule 24f-2, prospectuses, proxy statements, and such other  documents as may be necessary or  convenient  to enable the Trust to make continuous offering of the Funds' shares and to conduct its affairs;

d.   Assist the independent auditors in their audits of the Funds.

e.   Compile and publicly  disclose  information  on the proxy voting of each of the Funds;

f.   Prepare,  negotiate,  and administer contracts on behalf of the Funds with, among others, the Trust's custodian and other third parties;

g.   Supervise the Trust's custodian;

h.   Advise the Trust and its Board of Trustees on matters  concerning the Funds and their  affairs,  prepare board  materials  for regularly  scheduled and special  meetings of the Board of Trustees and make  arrangements  for such meetings;

i.   Prepare and have filed on a timely  basis the Federal and State  income and other tax returns for the Funds;

j.   Examine and review the operations of the Funds, and the Trust's  custodian, transfer agent and investment adviser and the Funds'  subadvisers,  if any, to monitor and promote compliance with applicable state and federal law;

k.   Coordinate  the layout and printing of publicly  disseminated  prospectuses and reports;

l.   Provide the Trust with office space and personnel;

m.   Assist with the design, development, and operation of the Funds;

n.   Provide individuals  reasonably acceptable to the Trust's Board of Trustees for nomination, appointment, or election as officers of the Trust, who will be  responsible  for the  management  of certain of the Trust's  affairs as determined by the Trust's Board of Trustees;

o.   Monitor  the  Trust's  compliance  with  Sections  851  through  855 of the
     Internal Revenue Code of 1986, as amended, and the regulations  promulgated thereunder,  so as to enable  the  Trust  and each Fund to comply  with the
     diversification   requirements   applicable  to   investments  of  variable
     contracts  and for each to maintain its status as a  "regulated  investment company;"

p.   Obtain and keep in effect fidelity bonds and directors and  officers/errors and omission insurance policies for the Trust and each of the Funds; and

q.   Provide the Trust and each Fund with fund  accounting  services,  including but not limited to the following services:

     1)   keeping and  maintaining  the following books and records of the Trust and each of the Funds  pursuant  to Rule  31a-1  under the  Investment
          Company Act, including:

          a)   journals  containing an itemized daily record of all purchase and sales of securities,  all receipts and  disbursements of cash and all other debit and credits, as required by Rule 31a-1(b)(1);

          b)   general and auxiliary  ledgers  reflecting all asset,  liability, reserve, capital, income and expense accounts, including interest
               accrued   and   interest   received,    as   required   by   Rule
               31a-1(b)(2)(i);

          c)   separate ledger  accounts  required by Rule  31a-1(b)(2)(ii)  and
               (iii); and

          d)   a  monthly   trial  balance  of  all  ledger   accounts   (except
               shareholder accounts) as required by Rule 31a-1(b)(8).

     2)   performing  the following  accounting  services on a regular basis for each Fund, as may be reasonably requested by the Trust:

          a)   calculate the net asset value per share;

          b)   calculate the dividend and capital gain distribution, if any;

          c)   calculate  a  Fund's  yield  and  total  return  (to  the  extent necessary or desirable);

          d)   reconcile cash movements with the Trust's custodian;

          e)   affirm to the Trust's  custodian  all  portfolio  trades and cash movements;

          f)   verify and reconcile  with the Trust's  custodian all daily trade activity;

          g)   provide such reports as may be required by the Trust;

          h)   prepare the Trust's financial statements,  including oversight of expense accruals and payments;

          i)   calculate the deviation  between  marked-to-market  and amortized cost valuations for any money market funds;

          j)   obtain security prices from independent  pricing services,  or if such  quotes  are  unavailable,  then  determine  such  prices as provided for in the Trust's valuation procedures;

          k)   post  summary  shareholder  activity  received  from the Transfer
               Agent and reconcile  share  balances,  including  receivables and payables with the Transfer Agent on a daily basis;

          l)   provide such other similar services with respect to a Fund as may be reasonably requested by the Trust; and

          m)   develop the financial  statements and other  information  for the reports to  shareholders  and regulatory  authorities,  including
               Form N-SAR and Form N-CSR.

     3)   Provide  accounting  reports in  connection  with the  Trust's  annual audit, regulatory filings,  compliance reporting, tax reporting, total return  calculations  and other audits and  examinations by regulatory agencies.

     4)   Develop the financial statements and other information for the reports to shareholders and regulatory  authorities,  including Form N-SAR and
          Form N-CSR.

r.   Develop,  prepare,  implement,  administer,  monitor,  review  and test the
     Trust's policies and procedures under rule 38a-1 of the Investment  Company
     Act;  provided that,  notwithstanding  the provisions of paragraph j above, the Trust shall reimburse the  Administrator  for the allocable  portion of the fees,  expenses and costs incurred by the Administrator  (including the allocable  portion of compensation  paid to employees of Administrator  who are not officers of the Trust and the allocable  portion of any costs, fees or  expenses  of  subcontractors  in  accordance  with  Section  2  of  the
     Agreement) in performing the Services described in this paragraph r, in the proportion  that the  benefits  of such  services  inure to the  Trust  and provided that such  allocation of fees,  costs and expenses  related to the
     Trust is  approved  by the Board of Trustees of the Trust or by a Committee
     of the Board with delegated authority to approve such allocation.

s.   Monitor,  process and file,  on behalf of the Trust,  proofs of claims that are  timely  received  in good order by the  Administrator  or its proof of
     claims  subcontractor;   provided  that,  the  Trust  shall  reimburse  the
     Administrator  for  all  fees,   expenses  and  costs  of  subcontractor(s)
     including  the  annual  fee  paid to  such  subcontractor  incurred  by the
     Administrator  in accordance with Section 2 of the Agreement in performance of the services  described in this  paragraph "s",  provided  further that, such subcontractor, and its fees, costs and expenses, have been approved by the Board of Trustees,  or by a Committee of the Board of Trustees pursuant to delegated authority in accordance with Section 2 of the Agreement

t.   Assist in all aspects of the Funds'  operations  other than those  provided under other specific contracts.

The foregoing,  along with any additional  services that the Administrator shall agree in writing to perform for the Trust hereunder, shall hereafter be referred to as  "Administration  Services." In compliance  with the  requirements of Rule
31a-3 under the Investment Company Act, the Administrator hereby agrees that all records  that it  maintains  for the  Trust  are the  property  of the Trust and further  agrees to surrender  promptly to the Trust any of such records upon the
Trust's request.  The  Administrator  further agrees to preserve for the periods prescribed  by  Investment  Company  Act Rule 31a-2 the  records  required to be maintained by Investment Company Act Rule 31a-1.  Administration  Services shall not include any duties,  functions, or services to be performed for the Trust by the Trust's investment adviser,  custodian,  or transfer agent pursuant to their agreements with the Trust.

The   Administrator   acknowledges   the  importance  of  efficient  and  prompt
transmission of information to the life insurance companies  affiliated with the
Administrator  ("Nationwide")  and other  omnibus  accounts.  The  Administrator agrees to use its best efforts to meet the deadline for  transmission of pricing information  presently set by Nationwide and other omnibus  account  holders and such other time deadlines as may be established from time to time in the future.

                                    EXHIBIT B
                             NATIONWIDE MUTUAL FUNDS
                Fund Administration and Transfer Agency Agreement

                            Transfer Agency Services

1.   In providing transfer agency services, the Transfer Agent shall:

     a.   Maintain all shareholder  account  records  including the current name and address,  and number of shares and fractional shares owned by each shareholder of a Fund;
     b.   Deposit and process all purchases on a daily basis;
     c.   Establish new accounts  including  procurement  of tax  identification numbers;
     d.   Process all redemptions including systematic withdrawals;
     e.   Examine  and  process  all legal  changes in share  registrations  and transfers of ownership;
     f.   Provide  shareholder  servicing  support to respond to inquiries  from investors and representatives selling shares of the Funds; and
     g.   Issue  and  send   confirmation   statements   and  periodic   account
          statements.

2.   The Transfer Agent shall act as the dividend disbursing agent and shall:

     a.   Calculate the shareholders' dividends and capital gains distributions;
          and
     b.   Process dividend payments and capital gains  distributions,  including the purchase of new shares through dividend reimbursement.

3.   The Transfer Agent shall also:

     a.   Address and mail semi-annual reports, annual reports and prospectuses;
     b.   Prepare and mail all necessary reports to investors, state and federal authorities, including applicable Internal Revenue Service forms;
     c.   Issue replacement checks and maintain a "Stop Payment" file;
     d.   Solicit tax identification numbers;
     e.   Provide  comprehensive  accounting controls and reconciliations of all cash flow and settlement; and
     f.   Calculate applicable commissions on shareholder transactions.

As to the Transfer Agency Services,  the Transfer Agent shall keep and maintain, or provide for the keeping and maintenance, on behalf of the Trust all books and records which the Trust is, or may be, required to keep and maintain pursuant to applicable  statutes,  rules and regulations in providing such services,  except those specifically  required to be retained by the Administrator as described in
Exhibit A. The  Transfer  Agent  further  agrees that all such books and records shall be the property of the Trust and to make such books and records  available for  inspection  by the Trust or by the  Securities  and Exchange  Commission at
reasonable  times or  otherwise to keep  confidential  all books and records and other  information  relative  to the Trust  and its  shareholders,  except  when requested to divulge such information by  duly-constituted  authorities or court process, or as requested by the Trust, a shareholder or a shareholder's agent or the dealer of record with  respect to  information  concerning  an account as to which such shareholder has either a legal or beneficial interest.

                                    EXHIBIT C
                             NATIONWIDE MUTUAL FUNDS
                Fund Administration and Transfer Agency Agreement

                                  Fee Schedule

                       Effective [_________________], 2007

Fees

The Trust shall pay fees to the  Administrator  and Transfer Agent, as set forth in the schedule  directly below,  for the provision of services  covered by this
Agreement.  Fees will be computed  daily and  payable  monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses (including,  but not limited to, the cost of the pricing  services  that the  Administrator  utilizes and any networking  fees paid as  out-of-pocket  expenses)  reasonably  incurred  by the
Administrator  and the Transfer  Agent in providing  services to the Trust.  All fees and expenses shall be paid by the Trust to the  Administrator  on behalf of the Administrator and the Transfer Agent.

                                            Aggregate+ Fee as a
         Trust Asset Level#                 Percentage of Net Assets
         -------------------------------------------------------------
         Up to $1 billion                            0.26%
         $1 billion up to $3 billion                 0.19%
         $3 billion up to $4 billion                 0.15%
         $4 billion up to $5 billion                 0.08%
         $5 billion up to $10 billion                0.05%
         $10 billion up to $12 billion               0.03%
         $12 billion or more                         0.02%

          + Includes fund administration and transfer agency services.
          # The  assets of each of the  Investor  Destinations  Funds and Target
          Destination  Funds  (listed  below) are excluded  from the Trust asset level amount in order to calculate  this asset based fee. The Investor
          Destinations Funds and Target Destination Funds do not pay any part of this fee.

Funds of the Trust

Nationwide Fund
Nationwide  Growth Fund
Nationwide  Mid Cap Growth Leaders Fund
Nationwide  Bond Fund
Nationwide  Tax-Free Income Fund
Nationwide  Government Bond Fund
Nationwide  Money Market Fund
Nationwide  Value Opportunities Fund
Nationwide  U.S. Growth Leaders Fund
Nationwide  Short Duration Bond Fund
Nationwide  Enhanced Income Fund
Nationwide  Global Technology and Communications Fund
Nationwide  Global Health Sciences Fund
NorthPointe Small Cap Value Fund
NorthPointe Small Cap Growth Fund
Nationwide  International Growth Fund
Nationwide  Worldwide Leaders Fund
Nationwide  Emerging Markets Fund
Nationwide  Global Financial Services Fund
Nationwide  Global Utilities Fund
Nationwide  Leaders Fund
Nationwide  Small Cap Index Fund
Nationwide  International Index Fund
Nationwide  Bond Index Fund
Nationwide  Mid Cap Market Index Fund
Nationwide  S&P 500 Index Fund
Nationwide  Large Cap Value Fund
Nationwide  Small Cap Fund
Nationwide  Investor Destinations Aggressive Fund
Nationwide  Investor Destinations Moderately Aggressive Fund
Nationwide  Investor Destinations Moderate Fund
Nationwide  Investor Destinations Moderately Conservative Fund
Nationwide  Investor Destinations Conservative Fund
Nationwide  Micro Cap Equity Fund
Nationwide  Mid Cap Growth Fund
Nationwide  U.S. Growth Leaders Long-Short Fund
Nationwide  China Opportunities Fund
Nationwide  Global Natural Resources Fund
Nationwide  Optimal Allocations Fund: Growth
Nationwide  Optimal Allocations Fund: Moderate Growth
Nationwide  Optimal Allocations Fund: Moderate
Nationwide  Optimal Allocations Fund: Specialty
Nationwide  Optimal Allocations Fund: Defensive
Nationwide  Small Cap Leaders Fund
Nationwide  Hedged Core Equity Fund
Nationwide  Small Cap Growth Opportunities Fund
Nationwide  Small Cap Value Fund
Nationwide  Small Cap Core Fund
Nationwide  Market Neutral Fund
Nationwide Destination 2010 Fund
Nationwide Destination 2015 Fund
Nationwide Destination 2020 Fund
Nationwide Destination 2025 Fund
Nationwide Destination 2030 Fund
Nationwide Destination 2035 Fund
Nationwide Destination 2040 Fund
Nationwide Destination 2045 Fund
Nationwide Destination 2050 Fund
Nationwide Retirement Income Fund
Nationwide U.S. Small Cap Value Fund
Nationwide International Value Fund